Exhibit 99.1

Quantum Stockholders Vote in Favor of Merger

Irvine, CA and Goshen, IN (March 3, 2005) – Quantum Fuel Systems Technologies Worldwide, Inc. (Nasdaq: QTWW) today announced that its stockholders approved the issuance of shares of Quantum common stock pursuant to the merger agreement with Starcraft Corporation at Quantum’s special meeting of stockholders completed earlier today. Quantum stockholders also approved an amendment to the company’s certificate of incorporation to increase the number of authorized shares of Quantum common stock to 100,000,000, eliminating its Series A class of common stock and reducing its Series B class of common stock to 2,000,000.

Starcraft shareholders adopted the merger agreement and approved the merger at a special meeting of its shareholders completed on Monday, February 28, 2005. Quantum and Starcraft expect to close the merger today, March 3, 2005.

Under the terms of the merger agreement, Starcraft shareholders will receive 2.341 shares of Quantum common stock in exchange for each share of Starcraft stock that they hold. Starcraft shareholders will receive instructions from the exchange agent regarding the process for exchanging their Starcraft shares.

About Quantum

Quantum is a leading designer, integrator and manufacturer of packaged fuel systems for fuel cells, hybrid and alternative fuel applications in the transportation, fuel cell stationary power generation and hydrogen refueling infrastructure markets. Leveraging its core competencies in ultra-light weight composite fuel storage, fuel injection, fuel metering, electronic controls, OEM-level systems integration, and years of OEM production experience, Quantum also designs and manufactures hybrid and fuel cell vehicles.

Quantum is a Tier 1 OEM supplier and has product commercialization alliances with General Motors, Sumitomo and IMPCO. Quantum’s customer base includes General Motors, Toyota, Opel, Hyundai, Suzuki, Ford, Sunline, Yamaha, AeroVironment, and the U.S. Army.

About Starcraft

Starcraft Corporation is a leading supplier to the OEM automotive supply market. It also supplies aftermarket parts and accessories to wholesale and retail customers throughout the United States.

Forward-Looking Statements

Statements in this document regarding the proposed transaction between Quantum and Starcraft, the expected closing time for the merger, benefits and synergies of the transaction, future opportunities for Quantum, and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed by the management of either Quantum or Starcraft constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the failure to realize the synergies and other perceived advantages resulting from the merger; the ability of the parties to successfully integrate Quantum’s and Starcraft’s operations and employees; costs and potential litigation associated with the merger; the failure of either party to meet the closing conditions set forth in the definitive merger agreement; the ability to retain key personnel both before and after the merger; each company’s ability to successfully execute its business strategies; competitive conditions in the industry; business cycles affecting the markets in which the companies conduct business; and economic conditions generally. Additional factors may be found in the Registration Statement on Form S-4 (No. 333-121436) filed in connection with the proposed merger and in the other documents filed by the parties with the Securities and Exchange Commission.

Forward-looking statements are based on the beliefs, opinions, and expectations of the parties at the time they are made, and neither Quantum nor Starcraft assumes any obligation to update the forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change.

Additional Information and Where to Find it

Quantum has filed with the SEC a Registration Statement on Form S-4 (No. 333-121436), which includes a joint proxy statement/prospectus of Quantum and Starcraft and other relevant materials in connection with the proposed transaction. On January 19, 2005, the SEC declared the registration statement effective of which those materials forms a part, and the joint proxy statement/prospectus was mailed on or about January 21, 2005 to Quantum and Starcraft securityholders as of the January 12, 2005 record date. Investors and securityholders of Quantum and Starcraft are urged to read the joint proxy statement/prospectus and the other relevant materials because they contain important information about Quantum, Starcraft and the proposed transaction. The joint proxy statement/prospectus and other relevant materials, and any other documents filed by Quantum or Starcraft with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Quantum by contacting Cathy Johnston at cjohnston@qtww.com or via telephone at (949) 399-4548. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed transaction.

Quantum, Starcraft and their respective directors, executive officers and members of management and other employees may be deemed to be participants in the solicitation of proxies from the stockholders of Starcraft and Quantum in favor of the proposed transaction. Information about persons who may be considered participants in the solicitation of the stockholders of Quantum and Starcraft under the rules of the Commission and their respective interests in the proposed transaction is available in the joint proxy statement/prospectus.

For more information regarding Quantum, please contact:

Dale Rasmussen

Investor Relations

+1-206-315-8242

Cathy Johnston

Director of Communications

+1-949-399-4548

cjohnston@qtww.com

©2005 Quantum Fuel Systems Technologies Worldwide, Inc.

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17872 Cartwright Road, Irvine, CA 92614

Phone 949-399-4500 Fax 949-399-4600